Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Seamus Grady, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Fabrinet for the fiscal year ended June 26, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Fabrinet.

	By:	/s/ SEAMUS GRADY
Date: August 18, 2026	Name:	Seamus Grady
	Title:	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

I, Csaba Sverha, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of Fabrinet for the fiscal year ended June 26, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Fabrinet.

	By:	/s/ CSABA SVERHA
Date: August 18, 2026	Name:	Csaba Sverha
	Title:	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)